RELEASE

This Release (hereinafter “Release”) is made and given by and between (i) Scott Tibbitts (the “Shareholder Agent”), as (A) the Shareholder Agent designated pursuant to Section 7.5 of the Agreement and Plan of Merger and Reorganization dated October 24, 2005, as subsequently amended, among Starsys Research Corporation, a Colorado corporation, Monoceros Acquisition Corp., a Colorado corporation, SpaceDev, Inc., a Colorado corporation, the Shareholder Agent as a Key Shareholder, and the Shareholder Agent as such Shareholder Agent (the “Merger Agreement”), acting as the agent for and with binding effect upon all of the Shareholders, and also (B) to the extent expressly indicated in this Release, in his personal capacity, and (ii) SpaceDev, Inc., a Delaware corporation (hereinafter “SpaceDev”).  The following terms not otherwise defined in this Release shall have the meanings given to them in the Merger Agreement:  “Key Shareholder,” “Performance Consideration,” “Shareholders” and “Accounting Dispute.”

RECITALS

A.           SpaceDev is the successor to SpaceDev, Inc., a Colorado corporation.

B.           The Merger Agreement provided for the payment of earnout Performance Consideration under certain conditions (see, e.g., Section 2.4(c) of the Merger Agreement) to the Shareholders.

C.           A dispute exists between the Shareholder Agent (acting as the agent for and with binding effect upon all of the Shareholders) and SpaceDev as to whether any such Performance Consideration (or, in the alternative, damages for Merger Agreement breaches which defeated Performance Consideration) is rightly payable, and if so then in what amount; this dispute is not solely an Accounting Dispute.

D.           Under Sections 2.5(c)(2) and 8.3 of the Merger Agreement, such disputes are subject to dispute resolution as if they had arisen under Section 7.4(b)(1) of the Merger Agreement.  Such dispute resolution could involve arbitration under Section 7.6 of the Merger Agreement.  In addition, in the event of disputes under Section 7.4(b)(1) (and/or Section 7.6) of the Merger Agreement, SpaceDev is entitled under Section 7.4(c) of the Merger Agreement to withhold distribution of disputed Performance Consideration pending dispute resolution.

E.           Section 7.5 of the Merger Agreement provides that the Shareholder Agent is appointed and constituted as the exclusive agent for the Shareholders to agree to, negotiate and enter into settlements and compromises with respect to claims made or any other action to be taken by or on behalf of any Shareholders under Article VII of the Merger Agreement.

F.           Section 2.17(c)(2) of the Merger Agreement provides that if the Merger Agreement is adopted by the Shareholders (which it indeed was), then all Shareholders shall be deemed to have consented to and approved the terms and conditions of the Escrow Agreement contemplated thereby and the appointment of the Shareholder Agent as the attorney-in-fact and agent for the Shareholders.  In turn, the Escrow Agreement (among SpaceDev, Inc., a Colorado corporation, Scott Tibbitts, as Shareholder Agent, and Zions First National Bank; dated January 31, 2006) provides in Section 4.2 thereof that the Shareholder Agent shall serve as the exclusive representative and agent for the Shareholders in relation to or in connection with (among other things) the Merger Agreement or the Transactions (as defined in the Merger Agreement), including to (among other things) agree to, negotiate and enter into settlements and compromises with respect to any action to be taken by or on behalf of any Shareholders under Article VII of the Merger Agreement. Moreover, Section 4.6 of the Escrow Agreement confirms explicitly that any decision, act, omission, consent or instruction of the Shareholder Agent in relation to any matter referred to in Article VII of the Merger Agreement shall constitute a decision, omission, act, consent or instruction for all of the Shareholders, and shall be final, binding and conclusive upon each and every Shareholder, and SpaceDev may, without inquiry, conclusively rely upon any such decision, act, omission, consent or instruction of the Shareholder Agent as being the decision, act, omission, consent or instruction of every Shareholder.

G.           SpaceDev denies all allegations and claims of the Shareholder Agent and the Shareholders, but in order to achieve the benefits of peace and avoid the expense of contentious dispute resolution is willing to, in exchange for and subject to the release and agreements set forth in this Release made by the Shareholder Agent, acting as the agent for and with binding effect upon all of the Shareholders, pay the Shareholder Agent, acting as the agent for and for the purpose of pro rata distribution to all of the Shareholders, the following consideration (the “Settlement Amount”), which the Shareholder Agent, acting as the agent for and with binding effect upon all of the Shareholders, acknowledges that SpaceDev would not agree to pay but for this Release:

•	$116,667 cash within thirty (30) days after the date of this Release; and

•
833,333 shares of common stock of SpaceDev, to be issued in certificated form pursuant to the Form S-4 registration statement, registration file No. 333-130244, as declared effective by the Securities and Exchange Commission -- such shares to be issued of record forthwith, but the certificates representing such shares to be delivered initially to Scott McClendon (the “Certificates Holder”) to be delivered by the Certificates Holder to the Shareholder Agent only as follows (and subject to Section 1 below):

•
certificates (as specified in detail on Exhibit A hereto) representing in the aggregate 108,286 shares of common stock of SpaceDev shall be delivered within thirty (30) days after the date of this Release.

•
certificates (as specified in detail on Exhibit A hereto) representing in the aggregate 356,953 shares of common stock of SpaceDev shall be delivered approximately 6 months after the date of this Release, but no later than the third day after the 6-month anniversary of the date of this Release;

•
certificates (as specified in detail on Exhibit A hereto) representing in the aggregate 184,049 shares of common stock of SpaceDev shall be delivered approximately 9 months after the date of this Release, but no later than the third day after the 9-month anniversary of the date of this Release; and

•
certificates (as specified in detail on Exhibit A hereto) representing in the aggregate 184,045 shares of common stock of SpaceDev shall be delivered approximately 12 months after the date of this Release, but no later than the third day after the 12-month anniversary of the date of this Release.

H.           The Shareholder Agent, acting as the agent for and with binding effect upon all of the Shareholders, acknowledges the sufficiency of the Settlement Amount to be received by him, and in return desires to release SpaceDev from any and all claims which the Shareholder Agent, each Shareholder and all of the Shareholders has, or might have, against SpaceDev relating to or in connection with the Merger Agreement and/or the Transactions.

NOW, THEREFORE:

1. Settlement Amount.  Subject to this Release, SpaceDev shall (a) pay the $116,667 cash portion of the Settlement Amount to the Shareholder Agent by no later than the thirtieth day after the date of this Release, (b) cause SpaceDev’s transfer agent to issue and deliver stock certificates (as specified in detail on Exhibit A hereto) representing the 833,333-shares portion of the Settlement Amount to the Certificates Holder forthwith, and (c) cause the Certificates Holder to deliver the applicable stock certificates (as specified in detail on Exhibit A hereto) representing in the aggregate 108,286, 356,953, 184,049 and 184,045 shares of common stock of SpaceDev to the Shareholder Agent by no later than the respective dates specified in Recital G above.  Provided, that if SpaceDev common stock shall generally have, by merger or other corporate action, been converted into the right to receive other cash, property or securities, then any such other securities shall be delivered by the applicable respective dates instead of such certificates for shares of SpaceDev common stock; but any such other cash or property shall be delivered within thirty (30) days after the merger or other corporate action (again, instead of any delivery of such certificates for shares of SpaceDev common stock).

2. Distribution. The Shareholder Agent agrees to forthwith distribute the Settlement Amount, as and when each respective segment thereof is received, pro rata to all of the Shareholders (including to himself to the extent of his pro rata interest as a Shareholder), without any deduction or holdback of any kind, except as may be agreed upon by the Shareholders and the Shareholder Agent.

3. Release.  The Shareholder Agent, for and with binding effect upon each and every one of the Shareholders and for his and their respective heirs, executors, administrators, personal representatives, legatees, relatives, spouse, officers, directors, employees, agents, managers, members, partners, fiduciaries, affiliates, assigns and successors, fully and forever releases and discharges SpaceDev and each of its current, former and future parents, subsidiaries, related entities and employee benefit plans and its and their respective fiduciaries, predecessors, successors, officers, directors, shareholders, agents, affiliates,  employees and assigns (collectively, “SpaceDev Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, relating to or in connection with the Merger Agreement and/or the Transactions, which have arisen, occurred or existed at any time before the signing of this Release, including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to Performance Consideration.

SpaceDev, for and with binding effect upon each and every one of its current, former and future parents, subsidiaries, related entities and employee benefit plans and its and their respective fiduciaries, predecessors, successors, officers, directors, shareholders, agents, affiliates,  employees and assigns, fully and forever releases and discharges the Shareholders and their respective heirs, executors, administrators, personal representatives, legatees, relatives, spouse, officers, directors, employees, agents, managers, members, partners, fiduciaries, affiliates, assigns and successors (collectively, “Shareholders Releasees”), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise relating to or in connection with the Merger Agreement and/or the Transactions, which have arisen, occurred or existed at any time before the signing of this Release; PROVIDED, that any claims, liabilities and causes of action arising from obligations, acts or omissions in any capacity other than strictly as a Shareholder of Starsys and/or as the Shareholder Agent are not hereby released; and provided further, for avoidance of doubt, that any claims, liabilities and causes of action against Scott Tibbitts arising from obligations, acts or omissions in his capacity as signatory to the Merger Agreement as a “Key Shareholder” (as opposed to in his capacity as a Shareholder generally with regard to the Merger Agreement) are not hereby released.

4. Unknown Claims. The Shareholder Agent, acting as the agent for and with binding effect upon all of the Shareholders, expressly waives any and all rights and benefits conferred upon him and them by Section 1542 of the Civil Code of the State of California, which states as follows, and under all similar federal and state statutes and common law principles:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

The Shareholder Agent, acting as the agent for and with binding effect upon all of the Shareholders, expressly agrees and understands that the release given by him pursuant to this Release applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action which he (as Shareholder Agent or as a Key Shareholder or as a general Shareholder) or any Shareholder may have against SpaceDev or any of the other SpaceDev Releasees relating to or in connection with the Merger Agreement and/or the Transactions.

SpaceDev expressly waives any and all rights and benefits conferred upon it by Section 1542 of the Civil Code of the State of California, which states as follows, and under all similar federal and state statutes and common law principles:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

SpaceDev expressly agrees and understands that the release given by it pursuant to this Release applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action (other than those excluded by an express proviso) which it may have against the Shareholders or any of the other Shareholders Releasees relating to or in connection with the Merger Agreement and/or the Transactions.

5. Severability  of Release Provisions.  The Shareholder Agent, acting as the agent for and with binding effect upon all of the Shareholders, and SpaceDev agree that this Release is severable and that, without limitation, if any provision of the release given by SpaceDev under this Release is found to be unenforceable and/or if any provision of the release given by the Shareholder Agent under this Release is found to be unenforceable,  it will not affect the enforceability of the remaining  provisions of this Release and it is the parties’ intent that the courts shall construe such provision as if it were written so as to be enforceable to the greatest possible extent, and to enforce all remaining provisions of this Release to the maximum extent permitted by law.

6. Promise to Refrain from Suit or Administrative Action.  The Shareholder Agent, acting as the agent for and with binding effect upon all of the Shareholders, promises and agrees that he and they will never sue SpaceDev or any of the other SpaceDev Releasees, or otherwise institute or participate in any legal or administrative proceedings against SpaceDev or any of the other SpaceDev Releasees, with respect to any claim covered by (and not excluded by express proviso from) the release provisions of this Release.

SpaceDev promises and agrees that it will never sue the Shareholders or any of the other Shareholders Releasees, or otherwise institute or participate in any legal or administrative proceedings against the Shareholders or any of the other Shareholders Releasees, with respect to any claim covered by (and not excluded by express proviso from) the release provisions of this Release.

7. Integrated Agreement.  The parties acknowledge and agree that no promises or representations were made to them concerning the subject matter of this Release which do not appear written herein and that this Release contains the entire agreement of the parties on the subject matter thereof.  The parties further acknowledge and agree that parol evidence shall not be required to interpret the intent of the parties.

8. Waiver, Amendment and Modification of Agreement.  The parties agree that no waiver, amendment or modification of any of the terms of this Release shall be effective unless in writing and signed by all parties affected by the waiver, amendment or modification.  No waiver of any term, condition or default of any term of this Release shall be construed as a waiver of any other term, condition or default.

9. Drafting.  The parties agree that this Release shall be construed without regard to the drafter of the same and shall be construed as though each party to this Release participated equally in the preparation and drafting of this Release.

10. Counterparts.  This Release may be signed in counterparts and said counterparts shall be treated as though signed as one document.

11. Attorneys’ Fees.  Each party shall be responsible for his/its own legal fees incurred in connection with the entering into, enforcement and interpretation of this Release.

12. Governing Law.  This Release and its terms shall be governed by and construed under Colorado law.

13.  Representation by Counsel; No Coercion .  The Shareholder Agent acknowledges that Heller Ehrman LLP and Hayden Trubitt have represented SpaceDev in connection with this Release, and have not represented and will not be representing the Shareholder Agent in connection with this Release.  The Shareholder Agent understands that he has the right to consult with, and has consulted with, an attorney of his own choosing before signing this Release; that he has read and understands this Release; and that he signs this Release voluntarily, without coercion, and based upon his own judgment.  The Shareholder Agent, acting as the agent for and with binding effect upon all of the Shareholders, understands and agrees that if any of the facts or matters upon which he now relies in making this Release hereafter prove to be otherwise, this Release will nonetheless remain in full force and effect.

14. No Rush Toward Agreement.  The Shareholder Agent, acting as the agent for and with binding effect upon all of the Shareholders, acknowledges that he executes this Release having had sufficient time within which to consider its terms.

15. Representation and Warranty.  Scott Tibbitts, in his personal capacity, represents and warrants to SpaceDev that the contract provisions referenced in the recitals of this Release haven not been amended, revoked, rescinded or terminated, and that they are in full force and effect and are not inconsistent with any other agreement or instrument, and that he has full right, power and authority to bind all the Shareholders to this Release.

16. Other Agreements.  The Shareholder Agent acknowledges that in his personal capacity he is a party to and bound by the terms and conditions of that certain Non-Competition Agreement by and between SpaceDev and him dated January 31, 2006 (the “Non-Competition Agreement”).  The Shareholder Agent understands that his duties under the Non-Competition Agreement survive this Release and will continue to remain in effect.  The Shareholder Agent and SpaceDev acknowledge that in the Shareholder Agent’s personal capacity he is a party to and bound by the terms and conditions of that certain Executive Employment Agreement by and between SpaceDev and him dated January 31, 2006 (the “Executive Employment Agreement”).  The Shareholder Agent and SpaceDev understand that their respective obligations under the Executive Employment Agreement survive this Release and will continue to remain in effect.  The Shareholder Agent and SpaceDev acknowledge that in the Shareholder Agent’s personal capacity (specifically, in his capacity as a Key Shareholder) he is a party to and bound by the terms and conditions of the Merger Agreement.  The Shareholder Agent in his personal capacity (specifically, in his capacity as a Key Shareholder) understands that his obligations under the Merger Agreement survive this Release and will continue to remain in effect.

Dated: July 15, 2008                                                                                      /s/ Scott Tibbitts
SCOTT TIBBITTS, as the Shareholder Agent, acting as the agent for and with binding effect upon all of the Shareholders, and also, to the extent expressly indicated in this Release, in his personal capacity

SPACEDEV, INC.

By:           /s/ Mark N. Sirangelo
Title:                      Chief Executive Officer

I agree to serve as and fulfill the duties of the Certificates Holder as specified above.

   /s/ Scott McClendon
Scott McClendon